                                                                   EXHIBIT 4.17




                        TEAM FLEET FINANCING CORPORATION
                                   AS LESSOR


                            TEAM RENTAL GROUP, INC.
                                  AS GUARANTOR





                           Those Subsidiaries of Team
                               Rental Group, Inc.
                           named on Schedule 1 hereto
                                   as LESSEES





                          AMENDED AND RESTATED MASTER
                              MOTOR VEHICLE LEASE
                                   AGREEMENT
                          Dated as of December 1, 1996

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  GENERAL AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.1.  Acquisition of Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2.  Right of Lessees to Act as Lessor's Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.3.  Payment of Capitalized Cost by Lessor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.4.  Non-liability of Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.5.  Lessees' Rights to Purchase Vehicles.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.6.  Lessor's Right to Cause vehicles to be Sold. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

3.  TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.1.  The "Vehicle Lease Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.2.  The "Lease Commencement Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

4.  RENT AND CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.1.  Certain Definition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.2.  Payment of Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3.  Late Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.4.  Net Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

5.  INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.1.  Personal Injury and Damage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.2.  Delivery of Certificate of Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.3.  Changes in Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

6.  RISK OF LOSS AND CASUALTY OBLIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1.  Risk of Loss Borne by Lessee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2.  Casualty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

7.  VEHICLE USE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

8.  LIENS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

9.  NON-DISTURBANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

10.  REGISTRATION: LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. . . . . . . . . . . . . . . . . . . . . . . . . .  16

11.  MAINTENANCE AND REPAIRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.  VEHICLE WARRANTIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.1.  No Lessor Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.2.  Manufacturer's Warranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18



13.  VEHICLE USAGE GUIDELINES AND RETURN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.1.  Usage.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.2.  Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.3.  Termination Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.4.  Repurchase Price Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

14.  DISPOSITION PROCEDURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

15.  ODOMETER DISCLOSURE REQUIREMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

16.  GENERAL INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         16.1.  Indemnity by the Lessee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         16.2.  Reimbursement Obligation by the Lessee Group. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         16.3.  Defense of Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

17.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         17.1.  Right of the Lessor to Assign this Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         17.2.  Limitations on the Right of the Lessee to Assign this Agreement.  . . . . . . . . . . . . . . . . . .  22

18.  DEFAULT AND REMEDIES THEREFOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         18.1.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         18.2.  Effect of Lease Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         18.3.  Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited
                Liquidation Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         18.4.  Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and
                Non-Performance of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         18.5.  Measure of Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         18.6.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

19.  MANUFACTURER EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

20.  LESSEE PARTIAL WIND-DOWN EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

21.  ELIGIBILITY WAIVER EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

22.  CERTIFICATION OF TRADE OR BUSINESS USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

23.  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

24.  ADDITIONAL LESSEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

25.  TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

26.  GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         26.1.  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         26.2.  Scope of Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         26.3.  Lessor's Right to Amend this Agreement, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         26.4.  Waiver of Certain Rights by Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33




         26.5.  Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated . . . . . . . .  34
         26.6.  Guarantor to Pay Lessor's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         26.7.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         26.8.  Pari Passu Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

27.  RIGHTS OF LESSOR ASSIGNED TO TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

28.  RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR  . . . . . . . . . . . . . . . . . . .  38

29.  MODIFICATION AND SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

30.  CERTAIN REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         30.1.  Due Organization, Authorization, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         30.2.  Financial Information; Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         30.3.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         30.4.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         30.5.  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         30.6.  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         30.7.  Regulations G, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         30.8.  Business Locations: Trade Names: Principal Places of Business Locations . . . . . . . . . . . . . . .  40
         30.9.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         30.10. Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         30.11. Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         30.12. Eligible Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         30.13. Supplemental Documents True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

31.  CERTAIN AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         31.1.  Corporate Existence: Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         31.2.  Books, Records and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         31.3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         31.4.  Repurchase Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         31.5.  Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         31.6.  Taxes and Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         31.7.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         31.8.  Maintenance of Separate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         31.9.  Trustee as Lienholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

32.  CERTAIN NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         32.1.  Mergers, Consolidations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         32.2.  Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         32.3.  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         32.4.  Use of Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

33.  BANKRUPTCY PETITION AGAINST LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

34.  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

35.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47



36.  JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

37.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

38.  LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

39.  TITLE TO REPURCHASE PROGRAMS IN LESSOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

40.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

41.  EXECUTION IN COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

42.  EFFECTIVENESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


Schedule 1  Lessees on Date of Execution of Lease
Schedule 2  Lessees Selling Lessee Acquired
             Vehicles on Date of Execution of Lease
Schedule 30.8  Business Locations

ATTACHMENT A Vehicle Acquisition Schedule
ATTACHMENT B  FORM OF POWER OF ATTORNEY
ATTACHMENT C  FORM OF JOINDER IN LEASE
ATTACHMENT D  FORM OF BILL OF SALE
SCHEDULE 1  TO BILL OF SALE VEHICLE

           AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AGREEMENT



         This Amended and Restated Master Motor Vehicle Lease Agreement (this "Agreement"), dated as of December 1, 1996, by and among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("Lessor"), those direct or indirect subsidiaries of Team Rental Group, Inc., a Delaware corporation ("Team") that are listed on Schedule 1 hereto and those that become party to this Agreement pursuant to the provisions of Section 24 hereof (individually, a "Lessee" and, collectively, the "Lessees"), and TEAM RENTAL GROUP, INC., as guarantor (Team, in such capacity, is referred to as the "Guarantor"; the Guarantor, together with the Lessees is from time to time referred to as the "Lessee Group").



                              W I T N E S S E T H:

         WHEREAS, the Lessor and the Lessees are parties to a Master Motor Vehicle Lease and Servicing Agreement, dated July 1, 1994 (the "Prior Agreement");

         WHEREAS, the Lessor and the Lessees desire to amend and restate the Prior Agreement in its entirety as hereinafter set forth;

         WHEREAS, the Lessor has purchased or will purchase Vehicles from one or more Manufacturers pursuant to such Manufacturers, respective Repurchase Programs;

         WHEREAS, the Lessor desires to lease to the Lessees and the Lessees desire to lease from the Lessor Vehicles acquired by the Lessor pursuant to such Repurchase Programs for use in the daily rental car businesses of the Lessees; and

         WHEREAS, the Guarantor has, pursuant to Section 26 hereof, guaranteed the obligations of the Lessees under this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings ascribed to such terms in the Definitions List attached as Schedule 1 to the Base Indenture (the "Definitions List"), as such Definitions List may be amended or modified from time to time in accordance with the provisions of the Indenture.

         2. GENERAL AGREEMENT. (a) Each Lessee and the Lessor intend that this Agreement is a lease and that the relationship between the Lessor and the Lessees pursuant hereto shall always be only that of lessor and lessee and each Lessee hereby declares, acknowledges and agrees that the Lessor has title to and is the owner of the Vehicles. No Lessee shall acquire by virtue of this Agreement any right, equity, title or interest in or to any Vehicles, except the right to use the same under the terms hereof. The parties agree that this Agreement is a "true lease," and agree to treat this Agreement as a lease for all purposes, including tax, accounting and otherwise.

         (b) If, notwithstanding the intent of the parties to this Agreement, this Agreement is characterized by any third party as a financing arrangement or as otherwise not constituting a "true lease," then it is the intention of the parties that this Agreement shall constitute a security agreement under applicable law, and each Lessee hereby grants to the Lessor a first priority security interest in all of such Lessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

                 (i) the rights of such Lessee under this Agreement, as same may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement to which such Lessee is a party (the "Lessee Agreements"), including, without limitation, (a) all monies due and to become due to such Lessee from the Guarantor and the Lessees under or in connection with the Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of such Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Agreements or otherwise available to such Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations of any party thereunder, (c) all liens and property from time to time purporting to secure payment arising under or in connection with the Lessee Agreements, or assigned to, such Lessee describing any collateral securing such obligations or liabilities and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of such Lessee pursuant to the Lessee Agreements;

                 (ii)(a) all vehicles leased by such Lessee from the Lessor which, notwithstanding that this Agreement is intended to convey only a leasehold interest, are determined to be owned by such Lessee, and all Certificates of Title with respect to such Vehicles;

                 (iii) all right, title and interest of such Lessee in, to and under any Repurchase Programs and all monies due and to become due thereunder in respect of Vehicles leased under this Agreement which, notwithstanding that this Agreement is intended to convey only a leasehold interest, are determined to be owned by such Lessee, whether payable as Vehicle repurchase prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                 (iv) the Collection Account; (a) all funds on deposit therein from time to time; (b) all certificates and instruments, if any, representing or evidencing any or all of the Collection Account or the funds on deposit therein from time to time; and (c) all investments made at any time and from time to time with the moneys in the Collection Account (including income thereon);

                 (v) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as same may be modified or supplemented from time to time, by such Lessee or by anyone on its behalf; and

                 (vi) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is the loss payee thereof) and cash.

         2.1. Acquisition of Vehicles. (a) From time to time, at the discretion of the Lessor and the Lessees, subject to the terms and provisions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor, subject to the terms hereof, the Vehicles identified in Vehicle orders placed by the Lessees pursuant to the terms of the Repurchase Programs (each, a "Vehicle Order"). If requested by the Lessor, each Lessee shall make each Vehicle Order available to the Lessor, together with a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment A hereto (each, a "Vehicle Acquisition Schedule"), or in such form as is otherwise requested by the

Lessor. In addition, each Lessee leasing Vehicles pursuant to such Vehicle Order agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time. The Lessees and the Lessor acknowledge that concurrently with the execution and delivery of this Agreement, the Lessees specified on Schedule 1 have made available to the Lessor Vehicle Orders to lease the Vehicles currently owned by the Lessor pursuant to this Agreement, together with the required Vehicle Acquisition Schedules in respect of such Vehicle Orders. Subject to the provisions of Section 21 hereof (regarding Eligibility Waiver Events), the Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor, only Vehicles purchased by the Lessor pursuant to the terms of Eligible Repurchase Programs. This Agreement, together with the Repurchase Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessees.

         (b) The Lessor and the Lessees each acknowledge that either concurrently with the execution and delivery of this Agreement, or after the date of this Agreement on not less than thirty (30) days written notice to the Lessor and the Trustee, any Lessee (each, a "Selling Lessee") may sell Vehicles (the "Lessee Acquired Vehicles") to the Lessor for a price equal to the Net Book Value of such Lessee Acquired Vehicles, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Lessee Acquired Vehicles from the Lessor pursuant to this Agreement (each such transaction is referred to as "Lessee Sale Transaction"). Concurrently with the execution and delivery of this Agreement, the Lessees listed on Schedule 2 hereto are selling to the Lessor certain Lessee Acquired Vehicles. In connection with each Lessee Sale Transaction, to evidence the conveyance of the Lessee Acquired Vehicles from the Selling Lessee to the Lessor, the applicable Selling Lessee shall deliver to the Lessor the following:

                 (i) a Vehicle Order (including a Vehicle Acquisition Schedule) with respect to all Lessee Acquired Vehicles covered by such Lessee Sale Transaction;

                 (ii) a report of the results of a search of the appropriate records of the county and state in which the Lessee Acquired Vehicles covered by such Lessee Sale Transaction are located and the county and state in which the Selling Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to the Lessee Acquired Vehicles covered by such Lessee Sale Transaction or, in the event that such search reveals any such Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest in form acceptable for filing;

                 (iii) confirmation from each lender holding a security interest in any Lessee Acquired Vehicle covered by such Lessee Sale Transaction stating unconditionally (A) that, if any sums are to be paid to such lender in connection with such Lessee Sale Transaction, such lender has been paid the full amount due to it in connection with such Lessee Sale Transaction and (B) that any lien or security interest of such lender in any such Lessee Acquired Vehicle has been released;

                 (iv) the original Certificate of Title for each Lessee Acquired Vehicle together with a completed application to retitle such Lessee Acquired Vehicle in the name of the Lessor and to have noted thereon the Trustee's security interest in such Lessee Acquired Vehicle pursuant to the Indenture;

                 (v) Uniform Commercial Code termination statements terminating, or Uniform Commercial Code partial releases releasing, any security interests and other liens (other than Permitted Liens) in favor of any Person with respect to each Lessee Acquired Vehicle covered by such Lessee Sale Transaction and any related Repurchase Program rights;

                 (vi) a bill of sale, substantially in the form attached hereto as Attachment D (each, a "Lessee Bill of Sale"), conveying title to the Lessee Acquired Vehicles, and all right, title and interest of the Selling Lessee to the applicable Repurchase Program from the Selling Lessee to the Lessor; and

                 (vii) written confirmation from the applicable Manufacturer that the Lessor will be authorized to return such Lessee Acquired Vehicles to the Manufacturer under the Lessor's Repurchase Program.

         In addition, the applicable Lessee shall deliver to the Trustee the items required to be delivered to the Trustee pursuant to the provisions of
Section 13.21 of the Base Indenture.

         (c) In order to induce the Lessor to purchase Lessee Acquired Vehicles, each Selling Lessee shall be deemed to have represented and warranted to and in favor of the Lessor and the Trustee, as of the date hereof or, with respect to a Lessee Sale Transaction that takes place after the date of this Agreement, as of the date of such Lessee Sale Transaction, as follows:

                 (i) The Selling Lessee is the true and lawful owner of all Lessee Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Lessee;

                 (ii) The Lessee Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Lessee are not subject to any lien, security interest or rights of any other party, other than Permitted Liens;

                 (iii) The Lessee Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Lessee are Eligible Vehicles and have not been held beyond the Maximum Term applicable thereto;

                 (iv) All representations and warranties contained in this Agreement with respect to "Vehicles" owned by "Lessees" are true and correct as applied to the Lessee Acquired Vehicles listed on Schedule 1 to the applicable Bill of Sale as being owned by such Selling Lessee; and

                 (v) The purchase price being paid by the Lessor for the Lessee Vehicles is listed on Schedule 1 to the applicable Bill of Sale and such price constitutes, with respect to each Vehicle, the Net Book Value of such Vehicle.

Other than Lessee Sale Transactions complying with the provisions of this
Section 2.1, the Lessor shall not purchase any Vehicles from any Lessee. After any purchase of Lessee Vehicles by the Lessor, such Lessee Vehicles will be subject to all the terms and conditions of this Agreement.

         2.2. Right of Lessees to Act as Lessor's Agent. The Lessor agrees that any member of the Lessee Group may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles leased hereunder; provided, however, that the Lessor may hold the Lessee Group liable for losses due to such member of the Lessee Group's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles to a location selected by the relevant Lessee at such Lessee's expense. Each Lessee agrees to accept Vehicles as produced and delivered except each Lessee will have the option to reject any Vehicle that may be rejected pursuant to the terms of the applicable Repurchase Program. The relevant Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Vehicle to the Manufacturer pursuant to the preceding sentence. Subject to the provisions of Section

21 hereof regarding Eligibility Waiver Events), any member of the Lessee Group that places a Vehicle Order pursuant to this Agreement agrees that all Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with an Eligible Repurchase Program.

         2.3. Payment of Capitalized Cost by Lessor. Upon delivery of any Vehicle, the Lessor shall pay to the Manufacturer the costs and expenses incurred by it in connection with the acquisition of Vehicles under the Repurchase Program as established by the Manufacturer's invoice (the "Capitalized Cost") for such Vehicle and the relevant Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Capitalized Cost.

         2.4. Non-liability of Lessor. The Lessor shall not be liable to any of the Lessees for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND EACH LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE SUCH LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT SUCH LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT SUCH LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF SUCH LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

         2.5. Lessees' Rights to Purchase Vehicles. Each Lessee will have the option, exercisable with respect to any Vehicle during the Vehicle Term with respect to such Vehicle, to purchase any Vehicles leased under this Agreement at the greater of (i) the applicable Net Book Value or (ii) the fair market value of the Vehicle as established by the "Black Book" published by National Auto Research Division of Hearst Business Corporation or, if such "Black Book" is no longer published, a national publication then currently accepted in the United States automobile rental industry for the valuation of Vehicles, which is proposed by the Servicer and approved by the Lessor, such approval not to be unreasonably withheld or delayed (the greater of such amounts being referred to as the "Vehicle Purchase Price"), in which event such Lessee will pay the Vehicle Purchase Price to the Lessor on or before the Due Date next succeeding such purchase by the relevant Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle through the date of such purchase. The Lessor shall cause title to any such Vehicle to be transferred to the relevant Lessee, and the Servicer shall cause the Trustee to cause its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any such unpaid Monthly Base Rent and Monthly Variable Rent) is paid by such Lessee to the Trustee.

         2.6. Lessor's Right to Cause vehicles to be Sold. Notwithstanding anything to the contrary contained herein, the Lessor shall have the right, at any time prior to the date thirty (30) days prior to the expiration of the Maximum Term for any Vehicle, to require that the Lessee leasing such Vehicle from the Lessor hereunder exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value thereof, in which event such Lessee shall, until not later than the date thirty (30) days prior to the expiration of such Maximum Term, exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value or purchase the Vehicle from the Lessor for the Vehicle Purchase Price. If a sale of the Vehicle is arranged by the Lessee prior to such date thirty (30) days prior to the expiration of such Maximum Term, then the Lessee shall deliver the vehicle to the purchaser thereof, the Lien of the Trustee on the Certificate of Title of such Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of the Vehicle prior to such date thirty (30) days prior to the expiration of such Maximum Term, then the Lessee shall cease attempting to arrange for such a sale and shall return such vehicle to the applicable Manufacturer as herein provided. In no event may any Vehicle be sold pursuant to this Section 2.6 unless the funds to be paid to the Lessor arising out of such sale exceed the Net Book Value of such Vehicle.

         3.  TERM.

         3.1. The "Vehicle Lease Commencement Date" for each Vehicle shall mean the day as referenced in the Vehicle Acquisition Schedule with respect to such Vehicle but in no event beyond the date that funds are expended by the Lessor to acquire such Vehicle. The "Vehicle Term" with respect to each Vehicle shall extend from the Vehicle Lease Commencement Date through the earliest of (i) the Turnback Date for such Vehicle, (ii) if the Vehicle is sold to a third party (other than through an auction conducted by or through or arranged by the Manufacturer pursuant to its Repurchase Program), the date on which such funds in respect of such sale are received by the Trustee (from such third party or from any member of the Lessee Group on behalf of such third party) and such funds equal or exceed the Net Book Value of such vehicle, (iii) if the Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Trustee from the applicable Lessee, or (iv) the date that the Vehicle is purchased by the applicable Lessee pursuant to
Section 2.5 hereof and the Vehicle Purchase Price with respect to such purchase (and any unpaid Monthly Base Rent and Monthly Variable Rent with respect to such Vehicle) is received by the Trustee (the earliest of such four dates being referred to as the "Vehicle Lease Expiration Date"). The Lessor and each Lessee agree that each Lessee shall use its commercially reasonable efforts to return each Vehicle to the related Manufacturer (a) not prior to the end of the minimum holding period specified in the related Repurchase Program (prior to which the Lessor may not return such Vehicle without penalty (the "Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such vehicle without penalty (the "Maximum Term")); provided, however, if for any reason, a Lessee fails to return a Vehicle to the applicable Manufacturer during the time period between the expiration of the Minimum Term and the expiration of the Maximum Term, such Lessee shall be obligated to purchase such Vehicle from the Lessor on the first Due Date after the expiration of the Maximum Term for an amount equal to the Vehicle Purchase Price with respect to such Vehicle. Each Lessee will pay the equivalent of the Rent for the Minimum Term for Vehicles returned before the Minimum Term, regardless of actual usage, unless a Vehicle is a Casualty which will be handled in accordance with Section 6 hereof.

         3.2. The "Lease Commencement Date" shall mean the earlier of (i) the date of the issuance of the first Series of Notes or (ii) the date of the Vehicle Lease Commencement Date for the first Vehicle leased by a Lessee hereunder. The "Lease Expiration Date" shall mean the later of (i) the date of the payment in full of all Series of Notes and all outstanding Carrying Charges and (ii) the Vehicle Lease Expiration Date for the last Vehicle leased by a Lessee hereunder. The "Term" of this Agreement shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         4. RENT AND CHARGES. Each Lessee will pay Rent on a monthly basis as set forth in this Section 4:

         4.1. Certain Definition. As used herein the following terms have the following meanings:

                 "Monthly Base Rent" with respect to each Due Date and each Vehicle shall equal the sum of the following, without double counting,
         (a) the Depreciation Charge for the Related Month for such Vehicle plus (b) the aggregate Net Book Value of such Vehicle, if such Vehicle became a Casualty during the Related Month or was sold to any person (other than to a Manufacturer pursuant to such Manufacturer's Repurchase Program or to a third party pursuant to an auction conducted through a Manufacturer's Repurchase Program) plus (c) the aggregate Net Book Value of such Vehicle, if such Vehicle was returned to the applicable Manufacturer and such Manufacturer paid the Repurchase Price during the Related Month to a Lessee minus (d) any amount received by the Lessor or the Trustee, and deposited into the Collection Account, during the Related Month from the applicable Manufacturer as the Repurchase Price for the repurchase of such Vehicle or from a third party other than a Manufacturer for the purchase of such Vehicle plus (e) the aggregate amount of Termination Payments that became due during the Related Month with respect to such Vehicle plus (f) the aggregate amount of Repurchase Price Interest that became due during the Related Month with respect to such Vehicle.

                 "Monthly Supplemental Rent" with respect to each Due Date shall be equal to (x) the accrued interest on all Series of Notes for the Related Month, plus (y) the Carrying Charges for the Related Month, minus (z) the aggregate of all Monthly Variable Rent accrued with respect to the Related Month for all Vehicles.

                 "Monthly Variable Rent" with respect to each Due Date and with respect to each Vehicle shall equal the sum of (a) an amount equal to the Net Book Value of such Vehicle during the Related Month multiplied by the VFR for a one year interest period, multiplied by a fraction, the numerator of which shall be 30 and the denominator of which shall be 360 and (b) the product of (i) an amount equal to (x) all Carrying Charges for the Related Month less (y) any accrued earnings on Permitted Investments in the Collection Account which are available for distribution on the last Business Day of the Related Month and
         (ii) a fraction, the numerator of which is the Net Book Value of such vehicle and the denominator of which is the Net Book Value of all Vehicles. In the event the Vehicle Lease Commencement Date occurs with respect to such Vehicle on a day other than the last day of a Related Month, the Monthly Variable Rent for such Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Vehicle, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including such Vehicle Lease Commencement Date through and including the last day of such Related Month. In the event the Vehicle Lease Expiration Date occurs with respect to such Vehicle during a Related Month, the Monthly Variable Rent for such Vehicle shall be equal to the product of (a) the Monthly Variable Rent otherwise payable with respect to such Vehicle for the Related Month, multiplied by (b) a fraction the numerator of which is 12 and the denominator of which is 360, multiplied by (c) the number of days in such Related Month from, after and including the first day of such Related Month through and including the Vehicle Lease Expiration Date.

                 "Rent" means Monthly Base Rent, Monthly Variable Rent and Monthly Supplemental Rent.

                 "VFR" for any period, is an interest rate equal to (i) the amount of interest accrued during such period with respect to all Series of Notes divided by (ii) the average daily Invested Amounts of all Series of Notes during such period.

         4.2.  Payment of Rent.  On each Due Date:

         4.2.1. Monthly Base Rent. Each Lessee shall pay to the Lessor all Monthly Base Rent that has accrued during the Related Month with respect to each Vehicle leased hereunder by such Lessee;

         4.2.2. Monthly Variable Rent. Each Lessee shall pay to the Lessor all Monthly Variable Rent that has accrued during the Related Month with respect to each Vehicle leased hereunder by such Lessee; and

         4.2.3. Monthly Supplemental Rent. Each Lessee shall pay such Lessee's Share of the Monthly Supplemental Rent that has accrued during the Related Month less any earnings on Permitted Investments not taken into account in the calculation of Monthly Variable Rent.

         4.3. Late Payment. In the event the relevant Lessee fails to remit payment of any amount due on or before the Due Date, the amount not paid will be considered delinquent and such Lessee will pay a late charge equal to the VFR plus 1%, times the delinquent amount for the period from the Due Date until such delinquent amount is received by the Trustee.

         4.4. Net Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of each Lessee to reject vehicles pursuant to Section 2.2 hereof) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the relevant Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the relevant Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the relevant Lessee has or might have against any Person, including without limitation the Lessor;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the relevant Lessee or otherwise; (x) any insurance premiums payable by the relevant Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the relevant Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Rent payable by each Lessee hereunder. All payments by each Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, each Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Agreement as if it had not been terminated in whole or in part. All covenants and agreements of each Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

         5. INSURANCE. Each Lessee represents that it shall at all times maintain insurance coverage in force as follows:

         5.1. Personal Injury and Damage. Insurance coverage (i) in an amount not less than $10,000,000 per occurrence with respect to personal injury and damage claims arising from the use of the Vehicles, except that with respect to Vehicles used in connection with any member of the Lessee Group's San Diego operations, the Lessee Group will be permissively uninsured (i.e., the Lessee Group will self-insure) under California law up to the first $35,000 of liability per occurrence, (ii) in respect of the Lessee Group's San Diego operations, in an amount not less than $10,000,000 per occurrence for damages arising from its employees' use of Vehicles and negligent maintenance of Vehicles, and (iii) in respect of the Lessee Group's San Diego operations, in an amount not less than $1,000,000 per occurrence for damages arising out of negligent entrustment (less a $35,000 deductible in respect of negligent entrustment).

         5.2. Delivery of Certificate of Insurance. Within 10 days after the date the first Series of Notes is issued (or, with respect to any additional party becoming a "Lessee" hereunder pursuant to the provisions of Section 24 hereof, within 10 days after such party becomes a "Lessee," hereunder), the Lessee Group shall deliver to the Lessor a certificate(s) of insurance naming the Lessor and the Trustee as additional insureds as to the items required by
Section 5.1 hereinabove. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

         5.3. Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance unless the prior written consent of the Lessor and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Trustee shall be required to grant its consent to any proposed change in such insurance upon compliance with the following conditions:

                 (i) The Lessee Group shall deliver not less than 30 days written notice of any proposed change in such insurance to the Trustee, which notice shall contain a certification of a reputable insurance broker that is not affiliated with any member of the Lessee Group that the insurance program maintained by the Lessee Group (after the taking effect of such proposed change) comports with industry standards for persons engaged in the rental car business and having net worth and operating income similar to that of the Lessee Group; and

                 (ii) The Lessee Group shall furnish to the Trustee a letter from each Rating Agency with respect to each outstanding Series of Notes to the effect that such proposed change will not cause a reduction in or a withdrawal of such rating.

         6.  RISK OF LOSS AND CASUALTY OBLIGATION.

         6.1. Risk of Loss Borne by Lessee. Upon delivery of each Vehicle to the relevant Lessee, as between the Lessor and such Lessee, such Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

         6.2. Casualty. If a Vehicle becomes a Casualty, then the Lessee that is leasing such Vehicle will (i) promptly notify the Lessor thereof and (ii) promptly, but in no event more than fifteen (15) days after such Vehicle becomes a Casualty, pay to the Lessor the Net Book Value of such Vehicle. Upon payment by the Lessee to the Lessor of the Net Book value of any Vehicle that has become a Casualty (i) the Lessor shall cause title to such Vehicle to be transferred to the relevant Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) such Lessee shall be entitled to any physical damage insurance proceeds applicable to such vehicle, and (iii) the Lien of the Trustee on such Vehicle shall be released by the Servicer.

         7. VEHICLE USE. So long as no Lease Event of Default has occurred and so long as no Lessee Partial Wind-Down Event has occurred with respect to the relevant Lessee (subject, however, to Section 2.6 hereof), such Lessee may use Vehicles leased hereunder in the regular course of business of such Lessee. Such use shall be confined primarily to the United States, with limited use in Canada and Mexico; provided, however, that the principal place of business or rental office of such Lessee with respect to the Vehicles is located in the United States. The relevant Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Servicer or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Lessor's title to and interest in the Vehicles and the Certificates of Title as against such Lessee or any third party in any applicable jurisdiction and to establish, perfect and maintain the Trustee's lien on the Vehicles and the Certificates of Title as a perfected first lien in any applicable jurisdiction. Each Lessee may, at the relevant Lessee's sole expense, change the place of principal location of any Vehicles. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (i) all actions necessary to maintain the Lien of the Trustee on such Vehicles and the Certificates of Title with respect to such Vehicles shall have been taken and (ii) all legal requirements applicable to such Vehicles shall have been met or obtained. Following a Lease Event of Default, Lessee Partial Wind-Down Event or Manufacturer Event of Default, and upon the Lessor's request, the relevant Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles or knowingly permit the same to be used for any unlawful purpose. Each Lessee shall use reasonable precautions to prevent loss or damage to Vehicles. Each Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall take reasonable steps to ensure that operators are licensed. Each Lessee and the Lessor agree that each Lessee shall perform, at its own expense, such Vehicle preparation and conditioning services with respect to Vehicles purchased by the Lessor from the Manufacturers as are customary. The Lessor or the Trustee or any authorized representative of the Lessor or the Trustee may during reasonable business hours from time to time, without disruption of each Lessee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located. Each Lessee shall not sublease any Vehicles, nor shall such Lessee assign any right or interest herein or in any Vehicles; provided, however, that the foregoing shall not be deemed to prohibit the Lessees from renting Vehicles to third party customers in the ordinary course of their car rental businesses.

         8. LIENS. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Termination Date for each Vehicle leased hereunder should any such Lien exist the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles without consent of the relevant Lessee; provided, however, that if any such Liens would interfere with the rights of such Lessee under this Agreement, the Lessor must obtain the prior written consent of such Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of such Lessee under this Agreement.

         9. NON-DISTURBANCE. So long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to Section 2.6 hereof and except that the Lessor and the Trustee each retains the right but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business. Upon the request of the Lessor or the Trustee from time to time, each Lessee will make reasonable efforts to confirm to the Lessor and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's or the Trustee's inspection within a reasonable time period, not to exceed 45 days, the Vehicles at the location where the Vehicles are normally domiciled. Further, each Lessee will, during normal business hours and with a notice of 3 Business Days, make its records pertaining to the Vehicles available to the Lessor or the Trustee for inspection at the location where the Lessee's records are normally domiciled.

         10. REGISTRATION: LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee Group, at its expense, shall be responsible for proper registration and licensing of Vehicles, and titling of Vehicles in the name of the Lessor (with the Lien of the Trustee noted thereon) and, where required, shall have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, possession of all Certificates of Title shall at all time remain with the Servicer in accordance with the provisions of the Indenture. The Lessee leasing such Vehicle shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the relevant Lessee's operation of Vehicles, and any such amounts paid by the Lessor, in its discretion, on the relevant Lessee's behalf will be reimbursed within 30 days of the Lessor notifying such Lessee of such payment. The Lessor agrees to execute a power of attorney in the form of Attachment B hereto (each, a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessees to title, register and dispose of the Vehicles; provided, however, that possession of all Certificates of Title shall at all times remain with the

Servicer in accordance with the provisions of the Indenture and each Lessee acknowledges and agrees that it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in
Section 18 hereof.

         11. MAINTENANCE AND REPAIRS. Each Lessee shall pay for all maintenance and repairs to keep Vehicles in good working order and condition, and will maintain Vehicles as required in order to keep the Manufacturer's warranty in force. Each Lessee will return Vehicles to an authorized Manufacturer facility or the relevant Lessee's Manufacturer authorized warranty station for warranty work. Each Lessee will comply with any Manufacturer's recall of any Vehicle. Each Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. Any such expenses not paid by, or on behalf of, the relevant Lessee may, after 30 days notice to such Lessee, be paid by the Lessor and any expenses incurred by the Lessor on such Lessee's behalf for maintenance, repair, operation or use of Vehicles by such Lessee will be promptly reimbursed (in any event no later than the next monthly Due Date following such notice) by such Lessee to the Lessor in the amount paid by the Lessor. Each Lessee shall not make any material alterations to any vehicles without the prior consent of the Lessor. Any improvements or additions to any Vehicles shall become and remain the property of the Lessor, except that any addition to Vehicles made by the relevant Lessee shall remain the property of such Lessee if it can be disconnected from Vehicles without impairing the functioning of such Vehicles or its resale value, excluding such addition.

         12.  VEHICLE WARRANTIES.

         12.1. No Lessor Warranties. EACH LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE VEHICLES LEASED HEREUNDER. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE LEASED VEHICLES NOR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND EACH LESSEE, EACH LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, EACH LESSEE LEASES THE LEASED VEHICLES "AS IS." IN NO EVENT SHALL THE LESSOR BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

         12.2. Manufacturer's Warranties. If a Vehicle is covered by a Manufacturer's warranty, each Lessee, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make.

         13.  VEHICLE USAGE GUIDELINES AND RETURN.

         13.1. Usage. As used herein "vehicle turn-in condition" with respect to each Vehicle will be determined in accordance with the related Repurchase Program. Vehicles not meeting the applicable Repurchase Program's vehicle turn- in condition guidelines will be purchased by the relevant Lessee in accordance with the Casualty procedure set forth in Section 6.2.

         13.2. Return. Each Lessee will return each Vehicle (other than a Casualty) to the nearest related Manufacturer official auction or other facility designated by such manufacturer at the relevant Lessee's sole expense. Each Lessee agrees that the Vehicles will be in vehicle turn-in condition as specified in the applicable Repurchase Program. Any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the relevant Lessee.

         13.3. Termination Payments. Upon receipt of payment of the Repurchase Price of each Vehicle from the Manufacturer (or the receipt of payment of the Repurchase Price of each Vehicle through an auction conducted by or through a Manufacturer), the Lessor will charge the relevant Lessee for any Excess Damage Charges, Excess Mileage Charges or early turnback surcharges as determined by the Manufacturer or its agent in accordance with the applicable Repurchase Program (any such charges are referred to as "Termination Payment"). The provisions of this Section 13.3 will survive the expiration or earlier termination of the Term.

         13.4. Repurchase Price Interest. The applicable Lessee shall pay to the Lessor, as part of the Monthly Base Rent, interest accrued at a rate equal to the VFR on the Repurchase Price of each Vehicle for the period between the Turnback Date for such Vehicle and receipt of such Repurchase Price by the Lessor from the Manufacturer ("Repurchase Price Interest"). The provisions of this Section 13.4 will survive the expiration or earlier termination of the Term.

         14. DISPOSITION PROCEDURE. Each Lessee will comply with the requirements of law and the requirements of the Repurchase Programs in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, signed Condition Report, and signed odometer statement to be submitted with the Vehicles and accepted by the Manufacturer or its agent at the time of Vehicle return. If a

Vehicle is not returned to the Manufacturer and accepted by the Manufacturer prior to the Maximum Term with respect to such Vehicle, the relevant Lessee shall purchase such Vehicle for the appropriate Vehicle Purchase Price and pay the Lessor such amount within fifteen (15) days after the end of the Maximum Term (together with any Repurchase Price Interest accrued from the last day of the Maximum Term to the date that such payment is received by the Lessor).

         15. ODOMETER DISCLOSURE REQUIREMENT. Each Lessee agrees to comply with all requirements of law and all Repurchase Program requirements in connection with the transfer of ownership of any Vehicle by the Lessor, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

         16.  GENERAL INDEMNITY.

         16.1. Indemnity by the Lessee. Each member of the Lessee Group agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, the "Indemnified Persons"), against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

                 16.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee Group of title and registration documents, use, nonuse, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder pursuant to a request by the relevant Lessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                 16.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, registration, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, and all federal, state and local income taxes (including any taxes which are payable by the Lessor as a result of it being a member of the consolidated Lessee Group), and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise, with respect to any Vehicle or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of any Vehicle or measured in any way by the value thereof or by the business of, investment in, or ownership by the Lessor with respect thereto and
         (ii) documentary, stamp, filing, recording, mortgage or other taxes, if any, which may be payable by the Lessor in connection with this Agreement or the other Related Documents;

                 16.1.3. any violation by the relevant member of the Lessee Group of this Agreement or of any Related Documents to which such member of the Lessee Group is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by such member of the Lessee Group with respect thereto or pursuant to this Agreement;

                 16.1.4. all-out-of-pocket costs of the Lessor (including the fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, all fees payable in connection with any Enhancement, any and all fees of the Servicer under the Indenture, fees payable to the Rating Agencies and any underwriting or placement agency fees incurred in connection with the sale of the Notes;

                 16.1.5. all out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Trustee or the Noteholders in connection with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents and all indemnification obligations of the Lessor under the Related Documents; and

                 16.1.6. all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation in connection with any audit or investigation conducted by a Manufacturer under its Repurchase Program).

         16.2. Reimbursement Obligation by the Lessee Group. Each member of the Lessee Group shall forthwith upon demand reimburse the Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from the Lessor; provided, however, that, if so requested by the relevant member of the Lessee Group, the Lessor shall submit to such member of the Lessee Group a statement documenting any such demand for reimbursement or prepayment. To the extent that the relevant member of the Lessee Group in fact indemnities the Lessor under the indemnity provisions of this Agreement, such member of the Lessee Group shall be subrogated to the Lessor's rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Section 16 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder.

         16.3.  Defense of Claims.  Defense of any claim referred to in this
Section 16 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the relevant member of the Lessee Group. The relevant member of the Lessee Group will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the relevant member of the Lessee Group's assertion of such claim or defense. The relevant member of the Lessee Group agrees that no Indemnified Person will be liable to such member of the Lessee Group for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of such member of the Lessee Group. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the relevant member of the Lessee Group to indemnify the Lessor for any of the Lessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the relevant member of the Lessee Group may have against the Manufacturer.

         17.  ASSIGNMENT

         17.1. Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Vehicles by selling or assigning its right, title and interest in moneys due from each Lessee and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the relevant Lessee in such Vehicles, including but not limited to such Lessee's right of quiet and peaceful possession of the Vehicles as set forth in Section 9 hereof, and under this Agreement.

         17.2. Limitations on the Right of the Lessee to Assign this Agreement. Each Lessee shall not, except as provided in the Indenture, without prior written consent of the Lessor and the Trustee, assign this Agreement or any of its rights hereunder to any other party; provided, however, the relevant Lessee may rent such vehicles under the terms of such Lessee's normal daily rental programs. Any purported assignment in violation of this Section 17.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

         18.  DEFAULT AND REMEDIES THEREFOR.

         18.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

                 18.1.1. there occurs (i) a default in the payment of any Monthly Base Rent and the continuance thereof for a period of five days, (ii) a default in the payment of any Monthly Variable Rent or Monthly Supplemental Rent and the continuance thereof for five days or
         (iii) a default and continuance thereof for five Business Days after notice thereof by the Lessor or the Trustee to the Lessee Group in the payment of any amount payable under this Agreement (other than amounts described in clause (i) or (ii) or above);

                 18.1.2. any unauthorized assignment or transfer of this Agreement by any member of the Lessee Group occurs;

                 18.1.3. the failure, in any material respect, of the Lessee Group to maintain, or cause to be maintained, insurance as required in
         Section 5 or Section 31.3;

                 18.1.4. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, the failure of the Lessee Group to observe or perform any other material covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance, and such default continues for more than thirty (30) days after the earlier to occur of (a) the date a Responsible Officer of the Lessee obtains knowledge of such default or (b) the date written notice thereof is delivered by the Lessor or the Trustee to such Lessee; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Lease Event of Default shall result therefrom so long as, within such thirty (30) day period, such Lessee (i) commences to cure same, (ii) delivers written notice to the Lessor and the Trustee notifying the Lessor and the Trustee of such default and setting forth the steps such Lessee intends to take in order to cure such default and (iii) thereafter diligently prosecutes such cure to completion and completely cures such default on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (a) and clause (b) above.

                 18.1.5. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, if any representation or warranty made by the Lessee Group herein proves untrue in any material respect as of the date of the issuance or making thereof and is not cured within 30 days after notice thereof from the Lessor or the Trustee to the Lessee Group; or

                 18.1.6. subject to the provisions of Section 20 hereof regarding Lessee Partial Wind-Down Events, an Event of Bankruptcy occurs with respect to any member of the Lessee Group.

                 18.1.7. a Lease Event of Default occurs under any Non-Repurchase Vehicle Lease between the Lessor and the Lessees.

         18.2. Effect of Lease Event of Default. If (i) a Lease Event of Default described in Section 18.1.1, 18.1.2 or 18.1.6 shall occur, then the Monthly Base Rent (calculated as if all Vehicles had become a Casualty for the Related Month), the Monthly Variable Rent (calculated as if the full amount of interest, principal and other charges under all outstanding Series of Notes were then due and payable in full) and the Monthly Supplemental Rent (calculated as if the full amount of interest, principal and other charges under all outstanding Series of Notes were then due and payable in full) shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable or (ii) any other Lease Event of Default or any Liquidation Event of Default shall occur, the Lessor or the Trustee may declare the Rent (calculated as described in clause (i) above) to be due and payable, whereupon such Rent (as so calculated) shall, subject to Section 18.5, become immediately due and payable.

         18.3. Rights of Lessor Upon Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default. If a Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then the Lessor at its option may:

                 (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 18.5; or

                 (ii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder) following the occurrence of a Lease Event of Default, terminate this Agreement in its entirety (or in respect only of the applicable member(s) thereof) and/or the right of possession hereunder of the Lessee Group (or the applicable member(s) thereof) as to the Vehicles, and the Lessor may direct delivery by the Lessee Group (or the applicable member(s) thereof) of documents of title to the Vehicles, whereupon all rights and interests of the Lessee Group (or the applicable member(s) thereof) to the Vehicles will cease and terminate (but the Lessee Group (or the applicable member(s) thereof) will remain liable hereunder as herein provided, however, the Lessee Group's liability will be calculated in accordance with Section 18.5); and thereupon, the Lessor or its agents may peaceably enter upon the premises of the applicable Lessee(s) or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee Group (or the applicable member(s) thereof), or their successors or assigns, to use the Vehicles for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee Group (or the applicable member(s) thereof) any and all amounts which under the terms of Section 18.2 (as limited by Section 18.5) of this Agreement may be then due. The Lessor will provide the Lessee Group (or the applicable member(s) thereof) with written notice of the place and time of the sale at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and any Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the

         Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section 18.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee Group (or the applicable member(s) thereof) will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee Group (or the applicable member(s) thereof). The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults therein; or

                 (iii) By notice in writing to the Lessee Group (or such member(s) thereof against which the Lessor determines to exercise its remedies hereunder), terminate the Power of Attorney.

         18.4. Rights of Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and Non-Performance of Certain Covenants.

                 (i) If a Liquidation Event of Default, a Limited Liquidation Event of Default or Manufacturer Event of Default shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture, shall have the rights against the Guarantor, each Lessee, each Manufacturer and the Collateral provided in the Indenture (including, without limitation, the rights granted under Section 9.3 of the Indenture) upon a Liquidation Event of Default or Limited Liquidation Event of Default, including the right to take possession of all Vehicles immediately from the Lessees.

                 (ii) If the Guarantor or any Lessee shall default in the due performance and observance of any of its obligations under Section 31.3, 31.4, 31.5(iv), 31.8, 32.3 or 32.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Guarantor by the Lessor, the Lessor or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or any Lessee against the Manufacturers under or in connection with the Repurchase Programs with respect to (i) Vehicles the Guarantor or any Lessee has determined to turn back to the Manufacturers under such Repurchase Programs and (ii) whether or not the Guarantor or any Lessee shall then have determined to turn back such Vehicles, any Vehicles for which the applicable Repurchase Period will end within one week or less.

                 (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or any Lessee of its obligations hereunder to keep the Vehicles free of Liens and to maintain the Trustee's Lien perfected on the Collateral, the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Repurchase Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee as applicable.

                 (iv) Upon the occurrence of a Liquidation Event of Default or Limited Liquidation Event of Default, the Guarantor and each Lessee will return any Vehicles to the related Manufacturer in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Repurchase Program, the Lessor shall have the right to otherwise dispose of such Vehicles and to direct the Guarantor or the applicable Lessee to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or any Lessee, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and the Guarantor and each Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

         18.5. Measure of Damages. If a Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default occurs and the Lessor or the Trustee exercises the remedies granted to the Lessor or the Trustee under this Article 18, the amount that the Lessor shall be permitted to recover shall be equal to:

                 (i) all Rent under this Agreement (calculated as provided in Section 18.2) plus

                 (ii) any damages and expenses, including reasonable attorneys' fees and expenses (and including net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled under this Agreement), which the Lessor or the Trustee will have sustained by reason of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                 (iii) all other amounts due and payable under this Agreement; plus

                 (iv) interest on amounts due and unpaid under this Agreement at the VFR plus 1% from time to time computed from the date of the Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default or the date payments were originally due the Lessor under this Agreement or from the date of each expenditure by the Lessor which is recoverable from the Lessees pursuant to this
         Section 18, as applicable, to and including the date payments are made by the Lessees; minus

                 (v) an amount equal to all sums realized by the Lessor or the Trustee from the liquidation of the Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Repurchase Programs, from sales of Vehicles to third parties, or otherwise), provided, however, if an Eligible Vehicle is turned back to the Manufacturer under the applicable Repurchase Program and accepted for repurchase by such Manufacturer (as evidenced by a Condition Report indicating that such Vehicle conforms to the requirements for repurchase under such Repurchase Program) the Lessor and the Trustee shall be deemed to have received on account of this clause (y) an amount equal to the Net Book Value of such Vehicle (less (a) any Termination Payments and (b) Repurchase Price Interest (calculated assuming that payment of the Repurchase Price will be received on the 60th day after the Turnback Date)) payable in respect of such Vehicle).

         18.6. Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 18.2 or 18.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Rent (such payments to be applied first to outstanding Variable Rent, then to outstanding Supplemental Rent and then to outstanding Base Rent),
(iii) to the payment of all other amounts due hereunder, and (iv) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

         19. MANUFACTURER EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each, a "Manufacturer Event of Default") with respect to any Manufacturer (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Events), the relevant Lessee on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Vehicles from such Manufacturer (each, a "Defaulting Manufacturer") and (b) shall cancel any Vehicle Order with such Defaulting Manufacturer to which a VIN has not been assigned as of the date such Manufacturer Event of Default occurs:

         19.1. The failure of such Manufacturer to pay any amount when due pursuant to the related Repurchase Program with respect to a Vehicle turned in to such Manufacturer; provided, however, that such failure continues for more than ninety (90) days following the Turnback Date such that the aggregate of any such amounts not paid are in the aggregate in excess of $2,000,000 net of amounts that are the subject of a good faith dispute as evidenced in writing by either a member of the Lessee Group or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of certain Vehicles tendered for repurchase under a Repurchase Program.

         19.2. The termination of such Manufacturer's Repurchase Program (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Events).

         19.3. The occurrence of an Event of Bankruptcy with respect to such Manufacturer.

         19.4. Such Manufacturer is no longer an Eligible Manufacturer or the Repurchase Program of such Manufacturer shall no longer be an Eligible Repurchase Program (subject, in each case, to the provisions of Section 21 hereof regarding Eligibility Waiver Events).

         20. LESSEE PARTIAL WIND-DOWN EVENTS. Upon the occurrence of any of the events described in Sections 18.1.4, 18.1.5, or 18.1.6 with respect to any member (such member, the "Defaulting Lessee") of the Lessee Group other than the Guarantor (a "Lessee Partial Wind-Down Event"), then such Defaulting Lessee shall (a) no longer place Vehicle Orders for additional Vehicles from any Manufacturer and (b) shall cancel vehicle Orders for Vehicles to which a VIN has not been assigned by the Manufacturer as of the date such Lessee Partial Wind-Down Event occurs. In the case of a Lessee Partial Wind-Down Event, the Lessor may (i) exercise any right or remedy in respect only of such Defaulting Lessee provided for pursuant to the provisions of Section 18.3 or 18.4 hereof and (ii) terminate the Power of Attorney with respect to such Defaulting Lessee; provided, however, if and for so long as no Lease Event of Default shall have occurred (other than the Lease Event of Default that caused such Lessee Partial Wind-Down Event), the Lessor shall not exercise any such remedy or terminate such Power of Attorney in respect of any Lessee (other than the Defaulting Lessee) solely as a result of such Lessee Partial Wind-Down Event.

         21. ELIGIBILITY WAIVER EVENTS. In the event that a Manufacturer Event of Default occurs by reason of an event stated in Section 19.2 or 19.4 (a "Manufacturer Wind-Down Event"), then if (i) the Series Supplement for any Series of Notes outstanding under the Indenture provides for the right of all or less than all of the Noteholders to waive such Manufacturer Wind-Down Event and (ii) the Requisite Noteholders in respect of any Series of Notes waives such Manufacturer Wind-Down Event, the Lessees may continue to place Vehicle Orders for the purchase of Vehicles from such Defaulting Manufacturer through this Agreement; provided, however, the total Net Book Value of all Vehicles leased hereunder through any Defaulting Manufacturer shall not exceed the Maximum Defaulting Manufacturer Percentage of the Net Book Value of all Vehicles leased under this Agreement. Any such waiver by any such Requisite Noteholders shall be referred to as an "Eligibility Waiver Event".

         22. CERTIFICATION OF TRADE OR BUSINESS USE. Each Lessee hereby warrants and certifies, under penalties of perjury, that (1) such Lessee intends that more than 50 percent of the use of the Vehicles listed on the Supplemental Document(s), attached hereto and made a part hereof, which are subject to this Agreement, are to be used in a trade or business of such Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Vehicle(s) for federal income tax purposes.

         23. SURVIVAL. In the event that, during the term of this Agreement, any member of the Lessee Group becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by such Lessee.

         24. ADDITIONAL LESSEES. Any direct or indirect Subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section 24. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Agreement, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                 (i) a Joinder in Lease Agreement in the form attached hereto as Attachment C (each, a "Joinder in Lease");

                 (ii) the certificate of incorporation for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Subsidiary Guarantor, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (iii) copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                 (iv) a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary certifying the names of the individual or individuals authorized to sign the Joinder in Lease Agreement and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                 (v) a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                 (vi) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Vehicles to be leased hereunder or any Collateral under the Indenture;

                 (vii) evidence of the filing of proper financing statements on Form UCC-1 naming such Guarantor Subsidiary, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                 (viii) an Officer's Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 24 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                 (ix) a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Condition; and

                 (x) any additional documentation that the Lessor or the Trustee may require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.

Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         25. TITLE. This is an agreement to lease only and title to Vehicles will at all times remain in the Lessor's name. No member of the Lessee Group will have any rights or interest in Vehicles whatsoever other than the right of possession and use as provided by this Agreement.

         26.  GUARANTY.

         26.1. Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 26 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         26.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder, notwithstanding any limitations on the liability of the Lessees to the Lessor contained in any of the Related Documents or elsewhere. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed obligations have been fully paid and performed. The liability of the Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of any of the Lessees, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

         26.3. Lessor's Right to Amend this Agreement, Etc. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         26.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                 (a) all statutes of limitation as a defense to any action brought by the Lessor against the Guarantor;

                 (b)      any defense based upon:

                          (i) the unenforceability or invalidity of all or any part of the Guaranteed Obligations or any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                          (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; or

                          (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                 (c) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                          (i)  accelerate the Guaranteed Obligations;

                          (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                          (iii)  proceed against any Lessee, any other
                 guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations.

                 (d) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against any Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

                 (e) presentment, demand, protest and notice of any kind,including without limitation notices of default and notice of acceptance of this Guaranty;

                 (f) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                 (g) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         26.5.  Lessees' Obligations to Guarantor and Guarantor's
Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the Guaranteed Obligations on the terms set forth in clauses (a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 26.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

                 (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                          (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                          (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind of character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                          (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust and immediately paid over in kind to the holders of the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full.

                 (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

                 (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

                 (d) Nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

                 (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in such Lessee's or the Guarantor's, as the case may be, name.

         26.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, at the VFR plus 1%.

         26.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any member of the Lessee Group or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any member of the Lessee Group or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         26.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         27. RIGHTS OF LESSOR ASSIGNED TO TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, each member of the Lessee Group acknowledges that the Lessor has assigned all of its rights under this Agreement to the Trustee. Accordingly, each member of the Lessee Group agrees that:

                 (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder and the Guarantor's and the relevant Lessee's obligations hereunder shall not be subject to any claim or defense which the Guarantor or such Lessee may have against the Lessor (other than the defense of payment actually made). Specifically, each member of the Lessee Group agrees that, upon the occurrence of an Amortization Event or, subject to the provisions of Section 20 hereof, a Lessee Partial Wind-Down Event or, subject to the provisions of Section 19 hereof, a Manufacturer Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against any member of the Lessee Group provided for herein and no member of the Lessee Group will interpose as a defense that such claim should have been asserted by the Lessor;

                 (ii) Upon the delivery by the Trustee of any notice to any member of the Lessee Group stating that a Manufacturer Event of Default, an Amortization Event or Lessee Partial Wind-Down Event with respect to such Lessee has occurred, then such member of the Lessee Group, will, if so requested by the Trustee, treat the Trustee or the Trustee's designee for all purposes as the lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether such member of the Lessee Group has received any such notice from the Lessor; provided, however, the Trustee, shall in no event be liable to any Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

                 (iii) Each member of the Lessee Group acknowledges that pursuant to the Indenture the Lessor has irrevocably authorized and directed such member of the Lessee Group to, and each such member of the Lessee Group shall, make payments of Rent hereunder (and any other payments hereunder) directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and such payments shall discharge the obligation of such member of the Lessee Group to the Lessor hereunder to the extent of such payments. Upon written notice to the relevant member of the Lessee Group of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, such member of the Lessee Group shall thereafter make payments of all Rent (and any other payments hereunder) to the party specified in such notice;

                 (iv) Upon request made by the Trustee at any time, each member of the Lessee Group will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's perfected security interest in the Vehicles leased under this Agreement, the Certificates of Title with respect thereto, the Collateral pursuant to the Indenture and the collateral granted to the Lessor pursuant to Section 2(b) (such grant of collateral to be effective as of the date of this Agreement, but only in the event that this Agreement is recharacterized as described in such Section 2(b)); and

                 (v) This Agreement has been assigned by the Lessor to the Trustee pursuant to the Indenture as collateral security only for all Series of Notes that do not provide for segregated collateral and, accordingly, all references herein to "all" Series of Notes shall refer only to all Series of Notes that do not provide for segregated collateral.

         28. RIGHT OF LESSEE TO DELEGATE RIGHTS AND OBLIGATIONS HEREUNDER TO GUARANTOR. If and for so long as the Guarantor is acting as the Servicer under the Indenture, any Lessee shall be permitted to delegate to the Guarantor (acting in such capacity) its rights and obligations under this Agreement, including, without limitation, its rights and obligations under Sections 10 and 11 hereof. No such delegation of rights or obligations shall, however, operate in any manner to release any such delegating Lessee from any of its obligations under this Agreement.

         29. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and each Lessee and consented to in writing by the Trustee. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

         30. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee represents and warrants to the Lessor and the Trustee as to itself and as to each other Lessee, and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to each Lessee, that as of the Closing Date with respect to the first Series of Notes:

         30.1. Due Organization, Authorization, etc. The Guarantor and each Lessee is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, the failure so to qualify would have a Material Adverse Effect on such Lessee or the Guarantor, as applicable. The execution, delivery and performance by the Guarantor and each Lessee of this Agreement and the other Related Documents to be executed and delivered by it are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, shareholder approval, if required), have received all necessary governmental and other consents and approvals (if any shall be required), and do not and will not contravene or conflict with, or create a default, breach, Lien or right of termination or acceleration under, any Requirement of Law or Contractual Obligation binding upon it, other than such default, breach, Lien or right of termination or acceleration which does not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable. This Agreement and each other Related Document to be executed and delivered by it are (or when executed and delivered will be) the legal, valid, and binding obligations of the Guarantor or such Lessee, enforceable against the Guarantor or such Lessee, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights. Each Lessee is a direct or indirect Subsidiary of the Guarantor.

         30.2. Financial Information; Financial Condition. All balance sheets, all statements of operations, of stockholders' equity and of cash flow, and other financial data (other than projections and the financial statements referred to in clause (b) below) which have been or shall hereafter be furnished to the Lessor or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been furnished to the Lessor and the Trustee on or prior to such Closing Date:

                 (a) the audited combined balance sheet of "Team Rental Group" as of December 31, 1993 and the related statements of operations, stockholders' deficit and cash flows for the fiscal year ending on such date; and

                 (b) the unaudited pro forma consolidated balance sheets of the Guarantor and the Lessees and statement of operations, accompanied by an Officer's Certificate verifying the accuracy and completeness thereof signed by an Authorized Officer of the Guarantor, for the 3 month period ending March 31, 1994.

         30.3. Litigation. Except for claims which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's or such Lessee's knowledge, threatened against the Guarantor or any Lessee which would, if adversely determined, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.4.  Liens.  The Vehicles are free and clear of all Liens other than
(i) Permitted Liens, (ii) Liens in favor of the Trustee, and (iii) during only the period commencing on such Closing Date and expiring on the date 60 days thereafter, Liens in favor of lenders to the Lessor that have been paid in full.

The Trustee has obtained, and will continue to obtain, as security for the liabilities under the Indenture and the Notes, a first priority perfected Lien on all Vehicles leased under this Agreement. Except as otherwise permitted under the Indenture, all Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have and will continue to be satisfied.

         30.5. Employee Benefit Plans. (a) During the twelve consecutive month period prior to such Closing Date: (i) no steps have been taken by the Guarantor or any Lessee to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Guarantor or any Lessee or any member of the Controlled Group of fines, penalties or liabilities for ERISA violations, which in the case of any of the events referred to in clause (a) above or this clause (b) would have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable, and (c) neither the Guarantor nor any Lessee has any material contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Subtitle B of Part 6 of Title I of ERISA and liabilities which would not have a Material Adverse Effect upon the Guarantor or such Lessee, as applicable.

         30.6. Investment Company Act. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         30.7. Regulations G, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System).

         30.8. Business Locations: Trade Names: Principal Places of Business Locations. Schedule 30.8 lists each of the locations where each Lessee and the Guarantor maintains a chief executive office, principal place of business, or any records; and Schedule 30.8 also lists each Lessee's and the Guarantor's legal name, each name under or by which each Lessee and the Guarantor conducts its business, each state in which each Lessee and the Guarantor conducts business and each state in which each Lessee and the Guarantor has its principal place of business.

         30.9. Taxes. Each of the Guarantor and each Lessee has filed all tax returns that are required to be filed by it, and has paid or provided adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date, there is no ongoing material audit (other than routine sales tax audits and other routine audits) or, to the Guarantor's or any Lessee's knowledge, material tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

         30.10. Governmental Authorization. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizes would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.11.  Compliance with Laws.  The Guarantor and each
Lessee: (i) is not in violation of any Requirement of Law, which violation would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and to the best knowledge of the Guarantor and the Lessees, no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Agency (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         30.12. Eligible Vehicles. Each Vehicle is or will be, as the case may be, on the Vehicle Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Requirements).

         30.13. Supplemental Documents True and Correct. All information contained in any Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by a Lessee to the Lessor is, or will be, true, correct and complete.

         Each of the foregoing representations and warranties will be deemed to be remade as of the Closing Date with respect to each Series of Notes.

         31. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee covenants and agrees as to itself and as to each other Lessee, and the Guarantor covenants and agrees as to itself and as to each Lessee that, until the expiration or termination of this Agreement, and thereafter until the obligations of such Lessee or the Guarantor under this Agreement and the Related Documents are satisfied in full, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause each Lessee to):

         31.1. Corporate Existence: Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and each Lessee (it being understood that subject to Section 32.1(i) each Lessee shall remain a direct or indirect wholly- owned Subsidiary of the Guarantor); (ii) be, and ensure that each Lessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         31.2. Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to the Vehicles leased by it under this Agreement; (ii) at any time and from time to time during regular business hours, and with reasonable prior notice from the Lessor or the Trustee, permit the Lessor or the Trustee (or such other person who may be designated from time to time by the Lessor or the Trustee), or its agents or representatives to examine and make copies of all books, records and documents in the possession or under the control of the Guarantor or such Lessee relating to the Vehicles leased under this Agreement, including without limitation, in connection with the Trustee's satisfaction of any requests of a Manufacturer performing an audit under its Repurchase Program; and (iii) visit the office and properties of the Guarantor or such Lessee for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased hereunder or the Guarantor's or such Lessee's performance under this Agreement with any of the officers or employees of the Guarantor or such Lessee having knowledge of such matters.

         31.3. Insurance. In addition to its obligations set forth in Section 5 hereof, each Lessee shall maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor, insurance with respect to their respective properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations, and the Guarantor and the Lessee shall, from time to time upon the Lessor's or the Trustee's reasonable request, deliver to the Lessor and Trustee, copies of certificates describing all insurance then in effect. All self-insurance maintained by any member of the Lessee Group shall be maintained in a financially prudent manner.

         31.4. Repurchase Programs. With respect to each Vehicle leased by each Lessee (a) unless previously purchased by such Lessee pursuant to this Agreement, turn in such Vehicle to the relevant Manufacturer within the Repurchase Period therefor, (b) dispose of such Vehicle under the applicable Repurchase Program according to its historical practice and in accordance with the requirements of such Repurchase Program, and (c) comply with all of its (and the Lessor's) obligations under the applicable Repurchase Program.

         31.5. Reporting Requirements. Furnish, or cause to be furnished to the Lessor:

                 (i) Audit Report. As soon as available and in any event within one hundred ten days after the end of each fiscal year of the Guarantor, a copy of the consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year, together with the related statements of earnings, stockholders' equity and cash flows for such fiscal year, prepared in reasonable detail and in accordance with GAAP certified by Deloitte & Touche (or such other independent certified public accountants of recognized national standing as shall be selected by the Guarantor);

                 (ii) Quarterly Statements. As soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of the Guarantor, copies of the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of earnings, stockholders, equity and cash flows for the portion of the fiscal year through such fiscal quarter (and as to the statements of earnings for such fiscal quarter) in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and certified by the chief financial or accounting officer of the Guarantor as presenting fairly the financial condition and results of operations of the Guarantor and its Subsidiaries (subject to normal year-end adjustments);

                 (iii) Lease Events of Default; Wind-Down Events. As soon as possible but in any event within two Business Days after the Guarantor or any Lessee has knowledge of the occurrence of any Lease Event of Default, Potential Lease Event of Default, Manufacturer Event of Default, Potential Manufacturer Event of Default, Lessee Partial Wind-Down Event or Potential Lessee Partial Wind-Down Event, a written statement of an authorized Officer describing such event and the action that the Guarantor or a Lessee, as the case may be, proposes to take with respect thereto;

                 (iv) Monthly Vehicle Statements. On or before the third Business Day prior to each Due Date, a monthly vehicle statement (each, a "Monthly Vehicle Statement") in a form acceptable to the Lessor, which shall specify (i) the vehicle identification numbers (the "VIN") for the Vehicles leased hereunder during the Related Month by such Lessee, (ii) the Capitalized Cost for such Vehicles, (iii) the Net Book Value of such Vehicles as of the end of the Related Month,
         (iv) those Vehicles that have been turned back to Manufacturers pursuant to the applicable Repurchase Program during the Related Month and the Repurchase Prices therefor, (v) those Vehicles that have suffered a Casualty during the Related Month and their respective Net Book Values, (vi) the aggregate Repurchase Prices scheduled to be received by the Lessor during the Related Month from the Manufacturers, (vii) the aggregate Depreciation Charges for all Vehicles continuing in the possession of the Lessee, (viii) the total amount of Monthly Base Rent and Monthly Variable Rent being paid on such date, (ix) information with respect to such Lessee necessary for the Servicer to compute the Aggregate Asset Amount as of the end of the Related Month, (x) information with respect to such Lessee necessary for the Servicer to compute the Monthly Supplemental Rent for such Lessee with respect to the Related Month, and (xi) any other charges owing from, and credits due to, the Lessee submitting such Statement under this Agreement; and

                 (v) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles leased under this Agreement or the condition or operations, financial or otherwise, of the Guarantor or the Lessees as the Lessor or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor or the Trustee under or as contemplated by this Agreement or any other Related Document.

         31.6. Taxes and Liabilities. Pay when due all taxes, assessments and other material (determined on a consolidated basis) liabilities (including, without limitation, taxes, titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP if and so long as forfeiture of any part of the Vehicles leased under this Agreement will not result from the failure to pay any such taxes, assessments or other material liabilities during the period of any such contest.

         31.7. Compliance with Laws. Comply with all Requirements of Law related to its businesses if the failure so to comply would have a Material Adverse Effect on the Guarantor or such Lessee, as applicable.

         31.8. Maintenance of Separate Existence. The Guarantor and each Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Dechert Price & Rhoads, dated August 25, 1994 and addressing the issue of substantive consolidation as it may relate to the Guarantor, each Lessee and the Lessor. The Guarantor and each Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

         31.9. Trustee as Lienholder. Concurrently with each leasing of a Vehicle under this Agreement, the Servicer shall indicate on its computer records that the Trustee as assignee of the Lessor is the holder of a Lien on such Vehicle pursuant to the terms of the Indenture.

         32. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of each Lessee and the Guarantor are paid in full, the Guarantor and each Lessee agrees that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit any Lessee to):

         32.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than: (i) a merger or consolidation of any Subsidiary of the Guarantor into or with the Guarantor (provided, however, that the Guarantor is the surviving corporation) or any merger or consolidation of any Subsidiary of the Guarantor with or into another Subsidiary of the Guarantor, and (ii) a merger or consolidation of the Guarantor into or with another entity if:

                 (a) the corporation formed by such consolidation or into or with which the Guarantor is merged shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Guarantor is not the surviving entity, shall expressly assume, by an agreement supplement hereto executed and delivered to the Trustee, the performance of every covenant and obligation of the Guarantor hereunder and under all other Related Documents;

                 (b) the Guarantor has delivered to the Trustee an officer's certificate and an opinion of counsel each stating that such consolidation or merger and such supplemental agreement comply with this Section 32.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                 (c) the Rating Agency Condition shall be met with respect to such assignment and succession.

         32.2. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

         32.3. Liens. Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except Liens in favor of the Lessor or the Trustee or the Secured Parties and the following Liens to the extent such liens in the aggregate would not materially adversely affect the interests of the Lessor or the Trustee or the Secured Parties under this Agreement or the Indenture or the likelihood of payment of Rent hereunder or the Notes thereunder (herein collectively called the "Permitted Liens"): (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) Liens, including judgment liens, arising in the ordinary course of business being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (iii) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, and (iv) mechanics', materialmen's, landlords', warehousemen's and carriers' Liens, and other Liens imposed by law, securing obligations arising in the ordinary course of business that are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

         32.4. Use of Vehicles. Knowingly use or allow the Vehicles to be used in any manner that would (i) make such Vehicles ineligible for repurchase under an Eligible Repurchase Program (subject to the provisions of Section 21 hereof regarding Eligibility Waiver Events) or (ii) subject the Vehicles to confiscation.

         33. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series of Notes, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 33, the Lessor agrees, for the benefit of the Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or any such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or any such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 33 shall survive the termination of this Agreement.

         34. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and each Lessee hereby irrevocably submits to the jurisdiction of such courts. Each Lessee hereby irrevocably designates the Guarantor to receive for and on behalf of such Lessee service of process in New York. The Guarantor and each Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or such Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the

Trustee and the Lessor to serve process in any other manner permitted by law or preclude the Lessor or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. The Guarantor and each Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         35. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and each Lessee and all rights of the Lessor or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         36. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         37. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and a copy of all notices, requests and other communications that are sent by any Lessee or the Guarantor to the Guarantor or any other Lessee that pertain to this Agreement shall be sent to the Lessor and the Trustee. Copies of notices, requests and other communications delivered to the Trustee and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:

                 TRUSTEE:         Bankers Trust Company
                                  4 Albany Street
                                  New York, New York 10006
                                  Attention:  Corporate Trust and Agency
                                               Group/Structured Finance
                                  Telephone:  (212) 250-6533
                                  Fax:        (212) 250-6439

                 LESSOR:          Team Fleet Financing Corporation
                                  5851 Lewis Road
                                  Sandston, Virginia 23150
                                  Attention:  Donald J. Norwalk
                                  Telephone:  (804) 222-5310
                                  Fax:        (804) 222-8998


Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

         38. LIABILITY. Each member of the Lessee Group shall be held jointly and severally liable for all of the obligations of each other member of the Lessee Group hereunder.

         39. TITLE TO REPURCHASE PROGRAMS IN LESSOR. Each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Repurchase Programs and (ii) such Lessee has no right, title or interest in any Repurchase Program. To confirm the foregoing, each Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that such Lessee may have in respect of any Repurchase Programs.

         40. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         41. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

         42. EFFECTIVENESS. This Agreement shall become effective concurrently with the issuance of the first Series of Notes.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 LESSOR:

                                 TEAM FLEET FINANCING CORPORATION



                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          Chairman and Chief
                                            Executive Officer

                                 Address:   5851 Lewis Road
                                             Sandston, Virginia 23150
                                 Attention:  Donald J. Norwalk
                                 Telephone:  (804) 222-5310
                                 Telefax:    (804) 222-8998


                                 LESSEES:

                                 TRANEX RENTALS OF NEW YORK, INC.


                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          President

                                 Address:   875 Albany Shaker Road
                                             Latham, New York 12110
                                 Attention:  Mr. Richard Sapia
                                 Telephone:  (518) 785-4716
                                 Telefax:    (518) 784-5872


                                 CAPITAL CITY LEASING, INC.



                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          President

                                 Address:   5851 Lewis Road
                                             Sandston, Virginia 23150
                                 Attention:  Mr. Ken Carpenter
                                 Telephone:  (804) 222-5310
                                 Telefax:    (804) 222-8998

                                 LEE-AL, INC.


                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          Vice President

                                 Address:   2585 Pacific Highway
                                             San Diego, CA 92101
                                 Attention:  Mr. Steve Vaughn
                                 Telephone:  (619) 235-8313
                                 Telefax:    (619) 235-8734


                                 WESTEAM ENTERPRISES, INC.


                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          President

                                 Address:   2554 California Street
                                             San Diego, CA 92103
                                 Attention:  Mr. Steve Vaughn
                                 Telephone:  (619) 235-8313
                                 Telefax:    (619) 235-8734


                                 TEAM RENTAL OF PHILADELPHIA, INC.



                                 By:      Sanford Miller
                                    -------------------------------
                                          Sanford Miller
                                          President

                                 Address:   Arrivals Road
                                             Philadelphia Int'l
                                             Airport
                                             Philadelphia, PA 19153
                                 Attention:  Mr. John Umina
                                 Telephone:  (215) 492-9442
                                 Telefax:    (215) 492-8401

                                 TEAM RENTAL OF PITTSBURGH, INC.


                                 By:      Sanford Miller
                                    ------------------------------------
                                          Sanford Miller
                                          President

                                 Address:   Car Rental Access Road
                                             Lot #6
                                             Pittsburgh, PA 15231
                                 Attention:  Mr. Ashok Khambhla
                                 Telephone:  (412) 472-5083
                                 Telefax:    (412) 472-5084


                                 TEAM RENTAL OF CINCINNATI, INC.



                                 By:      Sanford Miller
                                    ------------------------------------
                                          Sanford Miller
                                          President

                                 Address:   2667 Donaldson Road
                                             Hebron, Kentucky 41048
                                 Attention:  Mr. Joseph Collins
                                 Telephone:  (606) 767-3100
                                 Telefax:    (606) 282-1828


                                 GUARANTOR:

                                 TEAM RENTAL GROUP, INC.


                                 By:      Sanford Miller
                                    ------------------------------------
                                          Sanford Miller
                                          Chairman and Chief Executive
                                          Officer

                                 Address:   125 Basin Street, Suite 210
                                             Daytona Beach, FL 32114
                                 Attention:  Mr. Sanford Miller
                                 Telephone:  (904) 238-7035
                                 Telefax:    (904) 238-7461

                                                                      SCHEDULE 1



                     Lessees on Date of Execution of Lease



TRANEX RENTALS OF NEW YORK, INC.
CAPITAL CITY LEASING, INC.
LEE-AL, INC.
WESTEAM ENTERPRISES, INC.
TEAM RENTAL OF PHILADELPHIA, INC.
TEAM RENTAL OF PITTSBURGH, INC.
TEAM RENTAL OF CINCINNATI, INC.

                                                                      SCHEDULE 2



                    Lessees Selling Lessee Acquired Vehicles
                         on Date of Execution of Lease



TRANEX RENTALS OF NEW YORK, INC.
CAPITAL CITY LEASING, INC.
LEE-AL, INC.
WESTEAM ENTERPRISES, INC.

                                                                   SCHEDULE 30.8


                               Business Locations

                                                                                                           STATES
                                                                                             STATE OF      IN
                                                                                             PRINCIPAL     WHICH
                                                                                             PLACE OF      CONDUCTS
                                                   BUSINESS LOCATION                         BUSINESS      BUSINESS
                                                   -----------------                         --------      --------
TEAM RENTAL GROUP, INC.                            P.O. Box 15225                            Florida       Florida
                                                   1028 Dr. Mary McLoud Bethune Blvd.
                                                   Daytona Beach, Florida  32114

TRANEX RENTALS OF NEW YORK, INC.                   875 Albany Shaker Road                    New York      New York
                                                   Latham, New York 12110


Trade Names:

Budget Rent a Car of Albany

Budget Rent a Car of Rochester


CAPITAL CITY LEASING, INC.                         5851 Lewis Road                           Virginia      Virginia
                                                   Sandston, Virginia 23150


Trade Names:

Budget Rent a Car of Richmond

LEE-AL, INC.                                       2585 Pacific Highway                      California    California
                                                   San Diego, California 92101


Trade Names:

Budget Rent a Car

Budget of San Diego

Budget Rent a Car of San Diego


WESTEAM ENTERPRISES, INC.                          2554 California Street                    California    California
                                                   San Diego, California 92103



                                                                                                              STATES
                                                                                             STATE OF         IN
                                                                                             PRINCIPAL        WHICH
                                                                                             PLACE OF         CONDUCTS
                                                    BUSINESS LOCATION                        BUSINESS         BUSINESS
                                                    -----------------                        --------         --------
Trade Names;

Budget Car and Truck Rental
of San Diego County

Budget of San Diego County

Budget Car and Truck Rental


TEAM RENTAL OF PHILADELPHIA, INC.                  Arrivals Road                             Pennsylvania  Pennsylvania
                                                   Pennsylvania International Airport
                                                   Pennsylvania, Pennsylvania 19153


Trade Names:

Budget Rent a Car of Pennsylvania


TEAM RENTAL OF PITTSBURGH, INC.                    Car Rental Access Road                    Pennsylvania  Pennsylvania
                                                   Lot #6
                                                   Pittsburgh, Pennsylvania 15231


Trade Names:

Budget Rent a Car of Pittsburgh


TEAM RENTAL OF CINCINNATI, INC.                    2667 Donaldson Road                       Kentucky      Kentucky
Hebron, Kentucky 41048                                                                                     Ohio


Trade Names:

Budget Rent a Car of Cincinnati



                                  ATTACHMENT A


                          Vehicle Acquisition Schedule



1        Vehicle Group Number (Vehicle Model)
2        Vehicle Identification Number (VIN)
3        Vehicle Lease Commencement Date
4        Capitalized Cost
5        Monthly Base Rent
6        Garaging State

                                  ATTACHMENT B


                           FORM OF POWER OF ATTORNEY



                 KNOW ALL MEN BY THESE PRESENTS, that Team Fleet Financing Corporation does hereby make, constitute and appoint ______________________ ___________-____________________________ its true and lawful
Attorney(s)-in-fact for it and in its name, stead and behalf, to execute any and all documents pertaining to the titling of motor vehicles in the name of Team Fleet Financing Corporation, the noting of the lien of Bankers Trust Company, as trustee, as the first lienholder on certificates of title, the licensing and registration of motor vehicles and the transfer of title to the Manufacturer and to ______________. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.

                 The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease five years from the date of execution as set forth below.

                 IN WITNESS WHEREOF, Team Fleet Financing Corporation has caused this instrument to be executed on its behalf by its Vice President and Treasurer this ______ day of _________, 19__.


                              Team Fleet Financing Corporation


                              By:  ___________________________
                                         Sanford Miller
                                         Chairman and Chief Executive
                                         Officer


State of _____________    )
                          )
County of ____________    )


                 Subscribed and sworn before me, a notary public, in and for said county and state, this _________ day of _________, 19__.


                                         __________________________________
                                                  Notary Public

                                         My Commission Expires:_____________

                                  ATTACHMENT C


                            FORM OF JOINDER IN LEASE



                 THIS JOINDER IN LEASE AGREEMENT (this "Joinder") is executed as of ________________ __, 19__, by ________________, a ______________________
("Joining Party"), and delivered to Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), as lessor pursuant to the Master Motor Vehicle Lease and Servicing Agreement, dated as of July 1, 1994 (as amended, supplemented or otherwise modified from time to time, the "Lease"), among TFFC, those direct or indirect subsidiaries of Team Rental Group, Inc., a Delaware corporation ("Team") that are listed on Schedule 1 to the Agreement and those that become party to the Agreement pursuant to the provisions of
Section 24 thereof (individually, a "Lessee" and, collectively, the "Lessees"), and Team, as guarantor. Capitalized terms used herein but not defined herein shall have the meanings provided for in the Agreement.


                                R E C I T A L S:


                 WHEREAS, the Joining Party is a direct or indirect Subsidiary of Team; and

                 WHEREAS, the Joining Party desires to become a "Lessee" under and pursuant to the Agreement.

                 NOW, THEREFORE, the Joining Party agrees as follows:


                               A G R E E M E N T:


                 1. The Joining Party hereby represents and warrants to and in favor of TFFC and the Trustee that (i) the Joining Party is a direct or indirect Subsidiary of Team, (ii) all of the conditions required to be satisfied pursuant to Section 24 of the Agreement in respect of the Joining Party becoming a Lessee thereunder have been satisfied, and (iii) all of the representations and warranties contained in Section 30 of the Agreement with respect to the Lessees are true and correct as applied to the Joining Party as of the date hereof.

                 2. The Joining Party hereby agrees to assume all of the obligations of a "Lessee" under the Agreement and agrees to be bound by all of the terms, covenants and conditions therein.

                 3. By its execution and delivery of this Joinder, the Joining Party hereby becomes a Lessee for all purposes under the Agreement. By its execution and delivery of this Joinder, TFFC acknowledges that the Joining Party is a Lessee for all purposes under the Agreement.

                 IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the day and year first above written.


                                       [Name of Joining Party]



                                       By:  ________________________
                                                Name:
                                                Title:



Accepted and Acknowledged by:

TEAM FLEET FINANCING CORPORATION


By:  ___________________________
         Name:
         Title:

                                  ATTACHMENT D


                              FORM OF BILL OF SALE



                 IN CONSIDERATION OF the payment of $ ________________, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [SELLER], a [state of incorporation] corporation (the "Seller"), does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver and confirm unto Team Fleet Financing Corporation, a Delaware corporation (the "Buyer"), its successors and assigns, forever, the entire right, title and interest of the Seller in, to and under all the vehicles listed and described in Schedule 1 attached hereto (the "Vehicles"), the Seller's interest in Repurchase Programs with respect to the Vehicles, all moneys due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof (collectively, the "Transferred Assets"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Base Indenture, dated as of July 1, 1994 among the Buyer, as issuer, Team Rental Group, Inc. ("Team"), as servicer and as Team Interestholder and Bankers Trust Company, as trustee.

                 The Seller hereby constitutes and appoints the Buyer, its successors and assigns, the true and lawful attorney of the Seller, with full power of substitution, in the name of the Buyer or in the name of the Seller, but for the benefit and at the expense of the Buyer, to collect, demand and receive any and all Transferred Assets, to collect any accounts receivable included in the Transferred Assets and to endorse in the name of the Seller any checks or drafts received in payment thereof and to enforce by appropriate proceedings any claim, right or title of any kind in or to the Transferred Assets. The foregoing shall include, without limitation, the right to change the holder of title on the certificates of title included within the Transferred Assets. The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller for any reason.

                 From and after the date hereof, upon request of the Buyer, the Seller, at its own expense, shall do such further and other acts and execute such further and other agreements, assignments, bills of sale, certificates (including Certificates of Title), powers, instruments and other documents as the Buyer may deem necessary, desirable or appropriate to vest in the Buyer or further assure to the Buyer all right, title and interest of the Seller in, to and under the Transferred Assets.

                 IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of ________________, 1994.



                                                            [SELLER]



                                                   By:  ________________________
                                                                    Name:
                                                                    Title:

                                                                      SCHEDULE 1
                                                                 TO BILL OF SALE



                                    VEHICLES


                 VIN NUMBER                                   NET BOOK VALUE





                 ___________                                  ________________

                 Total:                                       $
                                                              ================